Exhibit 99.2

				Additional
				Transaction
				Accounting	Pro Forma
				Adjustments	Combined
				(Assuming	(Assuming
	Coeptis	Bullhorn		Actual	Actual
	(Historical)	(Historical)		Redemptions)	Redemptions)
Assets
Current assets:
Cash and cash equivalents	$2,378	$84	(1)	$3,829 (3)	$6,291
			(4)	(3,466)	$(3,466)
			(7)	(574)	$(574)
			(7)	574	$574
			(8)	6,638	$6,638
			(2)	(374)	$(374)
Prepaid expenses and other current assets	–	39	(4)	–	39
Total Current Assets	2,378	123		6,627	9,128

Property, plant and equipment	13	–		–	13
Co-Development options	4,054			–	4,054
Right of use asset, net of accumulated amortization	78			–	78
Investments held in Trust Account	–	32,989	(1)	(32,989)	–

Total Assets	$6,523	$33,112		$(26,362)	$13,273

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$268	$949	(4)	$(949)	$268
Accrued expenses	306	–		–	306
Convertible promissory note			(7)	574
			(7)	(574)
Notes payable, current portion	3,663	–		–	3,663
Right of use liabilitiy, current portion	19	–		–	19
Other liabilities	–	–		–	–
Total current liabilities	4,256	949		(949)	4,256

Note payable	150			–	150
Right of use liability, non-current portion	56			–	56
Warrant liability	–	600		–	600
Convertible notes	–	103	(2)	(103)	–
					–
Advances from related party		200	(2)	(200)	–
Deferred underwriting fee payable	–	2,250	(4)	(2,250)	–
Total Liabilities	4,462	4,102		(3,502)	5,062

Ordinary shares subject to possible redemption	–	32,989	(3)	(32,989)	–

Shareholders’ Equity
Common stock	4	–	(5)	(4)	–
				2	2
				–	–
Additional paid in capital	58,587	71	(3)	3,829 (3)	62,487
			(5)	(58,587)	(58,587)
			(5)	54,517	54,517
			(8)	6,638	6,638
			(6)	25	25
			(2)	(71)	(71)
Treasury stock	3		(5)	(3)	–
Class B ordinary shares	–	25	(6)	(25)	–
Accumulated deficit	(56,533)	(4,075)	(5)	4,075	(56,533)
			(5)	(267)	(267)
Total Shareholders' Equity	2,061	(3,979)		10,129	8,211
Total Liabilities and Shareholders’ Equity	$6,523	$33,112		$6,627	$13,273

1

				Additional
				Transaction
				Accounting		Pro Forma
				Adjustments		Combined
				(Assuming		(Assuming
	Coeptis	Bullhorn		Actual		Actual
	(Historical)	(Historical)		Redemptions)		Redemptions)
SALES	$–	$–		$–		$–
Consulting Services	–	–		–		–
Sales	–	–
Gross profit	–	–		–		–
General and administrative	25,460	–		–		25,460
Selling and marketing	4	–		–		4
Interest expense	120
Operating expenses	–	1,273		–		1,273
Total operating expenses	25,584	1,273		–		26,737
Loss from operations	(25,584)	(1,273)		–		(26,737)

Interest income	–	–		–		–
Royalties and licensing fees	(5)
Interest expense	–	–		–		–
Loss on extinguishment of debt	(3,394)	–		–		(3,394)
Change in fair value of warrants	–	4,197		–		4,197
Change in fair value of convertible promissory note		(1)				(1)
Compensation expense	–	–		–		–
Transaction costs allocated to warrants	–	–		–		–
Interest earned on investments held in Trust Account	–	56	(1)	–		–
(Loss) income before taxes	(28,983)	2,979		–		(25,935)
Provision for taxes	–	–	(4)	–		–
Net (loss) income	$(28,983)	$2,979		$–		$(25,935)

Weighted average shares outstanding, basic and diluted	–	7,837,177		11,537,324	SC	19,374,501
Basic and diluted net income (loss) per share	$–	$0.38				$(1.34)
Weighted average shares outstanding, diluted	–	7,837,177		11,537,324	SC	19,374,501
Diluted net (loss) income per share	$–	$0.38				$(1.34)
Weighted average number of common shares outstanding	38,042,870
Loss per share, basic and fully diluted	$(0.76)

2

				Additional
				Transaction
				Accounting
				Adjustments		Pro Forma
				(Assuming		Combined
				Actual		(Assuming
	Coeptis	Bullhorn		Redemptions)		Actual
	(Historical)	(Historical)		(Note 4 - PF)		Redemptions)
Sales	$–	$–		$–		$–
Consulting Services	75					$75
Cost of revenue	–	–		–		–
Gross profit	75	–		–		75
Research and development	–	–		–		–
General and administrative expense	14,118	–		–		14,118
Selling and marketing	3	–		–		3
Operating expenses	187	681	(2)	267		1,135
Total operating expenses	14,308	681		267		15,256
Loss from operations	(14,233)	(681)		(267)		(15,181)

Royalties and licensing fees	(413)	–		–		(413)
Licensing income	1,000	–		–		1,000
Other income	199	–		–		199
Gain (loss)	(2)	–		–		(2)
Change in fair value of warrants	–	15,903		–		15,903
Interest earned on investments held in Trust Account	–	8	(1)	(8)		–
Loss before taxes	(13,449)	15,230		(275)		1,506
Benefit (provision) for taxes	–	–	(3)	–		–
Net loss	$(13,449)	$15,230		$(275)		$1,506

Weighted average shares outstanding, basic and diluted	–	9,375,000	(4)	9,999,501	(4)	19,374,501
Basic and diluted net income (loss) per share	$–	$1.62				$0.08
Weighted average shares outstanding, diluted	–	9,375,000	(4)	9,999,501	(4)	19,374,501
Diluted net (loss) income per share	$–	$1.62				$0.08
Weighted average number of common shares outstanding	32,400,101
Loss per share, basic and fully diluted	$(0.42)

3

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.       Basis of Presentation

The unaudited pro forma condensed combined financial information has been adjusted to give effect to transaction accounting adjustments related to the Business Combination linking the effects of the Business Combination to the historical financial information.

The Business Combination will be accounted for as a reverse recapitalization. Coeptis has been determined to be the accounting acquirer under both the no redemption and the maximum redemption scenarios as Coeptis owners before the Business Combination will retain a majority financial interest after the Business Combination. Under the reverse recapitalization model, the Business Combination will be treated as Coeptis issuing equity for the net assets of Bull Horn, with no goodwill or intangible assets recorded.

The pro forma adjustments have been prepared as if the Business Combination had been consummated on June 30, 2022, in the case of the unaudited pro forma condensed combined balance sheet, and on January 1, 2021, the beginning of the earliest period presented, in the case of the unaudited pro forma condensed combined statements of operations.

The pro forma combined balance sheet as of June 30, 2022 has been prepared using the following:

•	Coeptis historical condensed consolidated balance sheet as of June 30, 2022, as included elsewhere in this proxy statement

•	Bull Horn’s historical condensed balance sheet as of June 30, 2022, as included elsewhere in this proxy statement.

The pro forma combined statement of operations for the six months ended June 30, 2022 has been prepared using the following:

•	Coeptis historical condensed consolidated statement of operations for the six months ended June 30, 2022, as included elsewhere in this proxy statement.

•	Bull Horn’s condensed statement of operations for the six months ended June 30, 2022, as included elsewhere in this proxy statement.

The pro forma combined statement of operations for the year ended December 31, 2021 has been prepared using the following:

•	Coeptis condensed historical statement of operations for the year ended December 31, 2021, as included elsewhere in this proxy statement.

•	Bull Horn’s statement of operations for the year ended December 31, 2021, as included elsewhere in this proxy statement.

The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the Company after giving effect to the Business Combination. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual future adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

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The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company. They should be read in conjunction with the historical financial statements and notes thereto of Coeptis and Bull Horn.

2.      Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheets as of June 30, 2022

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2022 are as follows:

(A)    Derived from the unaudited condensed consolidated balance sheet of Coeptis as of June 30, 2022.

(B)    Derived from the unaudited condensed balance sheet of Bull Horn as of June 30, 2022.

(1)     To reflect the release of cash from marketable securities held in the trust account.

(2)     Not applicable

(3)     Reflects the actual number of shares redeemed for cash by the Bull Horn shareholders, $29.5 million was paid out in cash. The $29.5 million, or 2,869,654 shares, represents the actual redemption amount, resulting in net tangible asset value of $8,211,000, after giving effect to payments to redeeming shareholders based on a consummation of the Business Combination on June 30, 2022.

(4)     To reflect an aggregate of $3.5 million of transaction expenses paid related to the Business Combination, including the prepayment of $0.40 million of directors’ and officers’ insurance premium, the payment of $0.5 million in underwriting fees, and approximately $2.6 million of other costs which represents estimated legal, financial advisory and other professional fees incurred prior to the Closing of the Business Combination. The reduction of $2.25 million of deferred underwriting fees including $0.5 million in underwriting fees to be paid at closing (discussed above) and the forgiveness of $1.75 million as a result of an agreement between the Company and its IPO underwriters. The forgiveness of $1.75 million deferred underwriting fees is recorded as a gain (offsetting transaction expenses) in the pro forma income statement.

(5)    To reflect the recapitalization of Coeptis through (a) the contribution of all the share capital in Coeptis to Company Common Stock, (b) the issuance of 17,123,288 shares of Company Common Stock, (c) the elimination of the historical accumulated deficit of Bull Horn of $4.0 million, the accounting acquiree and (d) the conversion of 1,875,000 founder shares outstanding in Bull Horn to the Company Common Stock, on a one-for-one basis, at the consummation of the Business Combination.

(6)    The unaudited pro-forma condensed combined balanced sheet assumes the continued classification of the Company’s warrants as liabilities. The final determination of the classification and value of the Company’s warrants will be determined after the completion of a thorough analysis prior to the consummation of the Business Combination. Accordingly, the final acquisition accounting adjustments could differ materially from the unaudited pro forma adjustments presented herein. Similarly, the unaudited pro forma condensed combined statement of operations do not contain any pro-forma adjustment resulting from a determination that the Company’s warrants should be equity classified. The pro-forma condensed combined balance sheet does not include any amount for the Assumed Warrants to purchase 1,552,676 shares, as it has been determined that these warrants meet the requirements for equity classification subsequent to the consummation of the Business Combination.

(7)    To reflect the loan from the sponsor to fund the extension of time to complete the proposed Business Combination and the expected repayment of the loan at closing as of July 15, 2022.

(8)     To reflect the repayment of advances and a convertible promissory note to the sponsor upon the consummation of the Business Combination.

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3.        Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 2022 and the Year Ended December 31, 2021

The transaction accounting adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and December 30, 2021 are as follows:

(A)    Derived from the unaudited condensed consolidated statement of comprehensive loss of Coeptis for the six months ended June 30, 2022.

(B)    Derived from the unaudited condensed statement of operations of Bull Horn for the six months ended June 30, 2022.

(C)    Derived from the consolidated statement of comprehensive loss of Coeptis for the year ended December 31, 2021.

(D)    Derived from the statement of operations of Bull Horn for the year ended December 31, 2021.

(1)    Represents an adjustment to eliminate interest income on marketable securities held in the trust account as of the beginning of the period.

(2)    Represents an adjustment to eliminate the effect of the pro forma balance sheet adjustment presented in Entry #2(3) above for the direct, incremental costs of the Business Combination, assuming those adjustments were made as of the beginning of the fiscal period presented. As these costs are directly related to the Business Combination, they are not expected to recur in the income of the Company beyond 12 months after the Business Combination.

(3)    Although the blended statutory rate for the domesticated entity post Business Combination would be 21%, the consolidated combined pro forma under both scenarios results in a net loss for tax purposes. As such, a full valuation allowance has been applied resulting in no adjustment.

(4)    The calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that Bull Horn’s initial public offering occurred as of the beginning of the earliest period presented. In addition, as the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares have been outstanding for the entire periods presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed for the entire period.

4.      Net Income (Loss) per Share

Represents the net income (loss) per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and related transactions, assuming the shares were outstanding since January 1, 2021. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented

6